UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2010

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Logic Drive
San Jose, California 95124
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On February 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SonicWALL, Inc. (the “Registrant”) adopted an Annual Bonus Program (“Annual Bonus Program”) for certain employees of the Registrant, including Named Executive Officers and the Chief Executive Officer, for fiscal year 2009. Employees of the Registrant who are eligible for payments under the Registrant’s sales commission plan were not eligible to participate in the Annual Bonus Program.

The Committee selected free cash flow (i.e., cash flow from operations less capital expenditures, as adjusted for movements in tax accounts and acquisition related escrow payments) in the amount set forth in the Registrant’s 2009 Annual Operating Plan as the defined performance measurement for release of payments from the bonus pool under the Annual Bonus Program. The free cash flow performance target under the Annual Bonus Program was $21,300,000 and the actual free cash flow for fiscal year 2009 was $43,500,000. In light of this performance, the Committee, at its meeting on February 10, 2010, awarded bonus payments for each Named Executive Officer as follows:

Matthew Medeiros, President & Chief Executive Officer	$393,750
Robert D. Selvi, Vice President & Chief Financial Officer	106,875
Robert B. Knauff, Vice President, Finance and Corporate Controller	80,625
Frederick M. Gonzalez, Vice President, General Counsel & Corporate Secretary	93,750

Mr. Marvin Blough, Vice President of Worldwide Sales was not eligible to participate in the Annual Bonus Program since he receives payments under the Registrant’s sales commission plan.

Further, at a special meeting held on February 15, 2010, the Compensation Committee approved the adjustment of the annual base salary of Mr. Selvi from $285,000 to $310,000 and the adjustment of the annual base salary of Mr. Medeiros from $450,000 to $500,000. These adjustments are effective immediately. For Mr. Medeiros, this is the first adjustment in base salary since his hire date in March 2003. For Mr. Selvi, this is the first adjustment in base salary since March 2006. These adjustments are intended to take into account the period of time the executive officers have been in their respective positions, increases in responsibility over that period, and historical performance as well as to more closely align their base salaries with the Company’s peer group as reflected in a study prepared for the Committee in February 2010 by Hewitt Associates, the Committee’s independent compensation consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: February 17, 2010	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer